EXHIBIT 5



                    Skadden, Arps, Slate, Meagher & Flom llp

                                FOUR TIMES SQUARE
                               NEW YORK 10036-6522

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                             http://www.skadden.com





                                                     Decemebr 23, 2002



Grey Global Group Inc.
777 Third Avenue
New York, New York  10017

                  Re:      Registration on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Grey Global Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), relating to the issuance and sale of up to 200,000 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company issuable under the Company 1998 Senior Management Incentive Plan (the "Plan").

         This opinion is being furnished in accordance with the require ments of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satis faction, of
(i) the Registration Statement, (ii) the Plan, (iii) a specimen certifi cate evidencing the Common Stock, (iv) the Restated Certificate of Incorpora tion of the Company, as amended to date, (v) the By-Laws of the Company, as amended to date, (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan, and (vii) such other docu ments as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all docu ments submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examina tion of documents executed by parties other than the Company, we have as sumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

         Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                    Very truly yours,



                                    Skadden, Arps, Slate, Meagher & Flom LLP